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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):        August 26, 2003


                                 IMAGEMAX, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                     0-23077                 23-2865585
----------------------------         ----------------         ----------------
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation or                  file                 Identification
        Organization)                    number)                  Number)


  455 Pennsylvania Avenue, Suite 128,
     Fort Washington, Pennsylvania                            19034
----------------------------------------              --------------------
(Address of Principal Executive Offices)                    (Zip Code)


                                 (215) 628-3600
              (Registrant's telephone number, including area code)



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Item 5.           Other Events.

                  ImageMax, Inc. (the "Company") is currently in default (the "Default") under the Amended and Restated Credit Agreement, dated as of June 13, 2002, as amended by the First Amendment to Credit Agreement dated as of December 23, 2002, and as further amended by the Second Amendment to Credit Agreement dated as of April 11, 2003 (the "Credit Agreement") with Commerce Bank, NA and FirsTrust Bank (the "Lenders"). As more fully described in the attached press release that is incorporated herein by reference, effective as of August 21, 2003, the Company entered into a Forbearance Agreement (the "Forbearance Agreement") with the Lenders with respect to the Default. Pursuant to the Forbearance Agreement, the Lenders agreed to forbear from exercising their rights under the Credit Agreement with respect to the Default through September 30, 2003, in consideration and upon the satisfaction of certain conditions set forth in the Forbearance Agreement, including, without limitation, (i) the Company's payment of $30,000 per week (which began on July 28, 2003) to the Lenders with a final payment on September 30, 2003 sufficient to eliminate the Company's current over-advance position on the revolving credit line (the "Revolver"); (ii) a reduction in the Company's borrowing availability on the Revolver from $ 7.0 million to $ 5.6 million; (iii) an increase in the borrowing rate on the Revolver by 50 basis points to prime plus 2.5% (effective rate of 6.50% as of August 21, 2003); (iv) the payment of a forbearance fee of $30,000 by the Company to the Lenders; (v) the placing of a second lien on the Company's Chesterton, Indiana production facility in favor of the Lenders on or prior to September 15, 2003; (vi) the engagement of a management financial consultant by the Company on or prior to August 29, 2003; and (vii) the Company's purchase of credit insurance (the "Credit Insurance") on a portion of its trade accounts receivable, which occurred on August 21, 2003. In exchange for the purchase of Credit Insurance, the Lenders have agreed to increase the borrowing availability under the Revolver based upon the Company's insured accounts receivable balances.

         Under the terms of the Forbearance Agreement, the Company believes that its over-advance position of $886,000 under the Revolver as of June 30, 2003 has been substantially reduced.

         The Forbearance Agreement does not amend, revise, or waive the financial covenants set forth in the Company's senior credit facility for the quarter ending September 30, 2003. There is no assurance that the Company will be able to meet these covenants. In the event that the Company is not in compliance, the Company will need to obtain waivers of such default or an extension of the Forbearance Agreement in order to continue to have access to its credit facilities for the balance of the 2003 fiscal year.

         Additionally, the Company expects to receive a waiver from its subordinated debt holders with respect to the default which has occurred, as a consequence of the Default, under the Company's agreements with its subordinated debt holders.

         This Current Report on Form 8-K contains certain forward-looking statements that involve substantial risks and uncertainties. When used in this Current Report, the words "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. The Company's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those set forth in "Business--Risk Factors" as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and other Company filings with the Securities and Exchange Commission, and risks associated with the results of the continuing operations of the Company. Accordingly, there is no assurance that the results in the forward-looking statements will be achieved.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

         Exhibit No.          Exhibit:
         ----------           -------

         10.1 Forbearance Agreement dated August 21, 2003 by and among ImageMax, Inc., Commerce Bank, NA and FirsTrust Bank.

         99                   Press Release dated August 26, 2003.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date: August 26, 2003                       IMAGEMAX, INC.
      ---------------

                                            By:  /s/ Mark P. Glassman
                                            ------------------------------------
                                                  Mark P. Glassman
                                                  Chief Executive Officer



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                                INDEX OF EXHIBITS


         Exhibit No.                Exhibit:
         ----------                 -------

         10.1 Forbearance Agreement dated August 21, 2003 by and among ImageMax, Inc., Commerce Bank, NA and FirsTrust Bank.

         99                   Press Release dated August 26, 2003.